Exhibit 99.1



                                                                EXECUTION COPY




                            ASSET PURCHASE AGREEMENT



                                  by and among



                               INFINITY RADIO INC.



                            NEXTMEDIA OPERATING, INC.



                                       and



                                NM LICENSING LLC

ARTICLE I         ASSETS TO BE CONVEYED...........................................................................1

         1.1      Station Assets..................................................................................1
         1.2      Excluded Assets.................................................................................3
         1.3      Assumption of Obligations.......................................................................4
         1.4      Retained Liabilities............................................................................5
         1.5      Purchase Price..................................................................................6
         1.6      Closing.........................................................................................6
         1.7      General Proration...............................................................................6
         1.8      Effect of Local Marketing Agreement.............................................................9

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF OPERATING.....................................................9

         2.1      Corporate Existence and Power...................................................................9
         2.2      Corporate Authorization........................................................................10
         2.3      Governmental Authorization.....................................................................10
         2.4      Noncontravention...............................................................................10
         2.5      Absence of Litigation..........................................................................11
         2.6      FCC Qualifications.............................................................................11
         2.7      Financing......................................................................................11
         2.8      No Finder......................................................................................11

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................11

         3.1      Corporate Existence and Power..................................................................11
         3.2      Corporate Authorization........................................................................11
         3.3      Governmental Authorization.....................................................................12
         3.4      Noncontravention...............................................................................12
         3.5      Absence of Litigation..........................................................................12
         3.6      Financial Statements...........................................................................12
         3.7      Absence of Changes.............................................................................13
         3.8      FCC Licenses...................................................................................13
         3.9      Personal Property..............................................................................13
         3.10     Station Contracts..............................................................................14
         3.11     Intangible Property............................................................................14
         3.12     Real Property..................................................................................14
         3.13     Environmental..................................................................................14
         3.14     Employee Information...........................................................................15
         3.15     Compliance with Laws...........................................................................16
         3.16     Taxes..........................................................................................16
         3.17     Sufficiency and Title to Station Assets........................................................16
         3.18     No Finder......................................................................................16

ARTICLE IV COVENANTS.............................................................................................16

         4.1      Governmental Approvals.........................................................................16
         4.2      Conduct of Business............................................................................17
         4.3      Access to Information; Inspections; Confidentiality; Publicity.................................18

         4.4      Risk of Loss...................................................................................19
         4.5      Consents to Assignment; Estoppel Certificates..................................................19
         4.6      Notification...................................................................................20
         4.7      Employee Matters...............................................................................20
         4.8      Title Insurance; Surveys.......................................................................21
         4.9      Environmental..................................................................................21
         4.10     Intercompany Assignments.......................................................................22
         4.11     Audit..........................................................................................22
         4.12     Further Assurances.............................................................................22

ARTICLE V CONDITIONS PRECEDENT...................................................................................22

         5.1      To Buyer's Obligations.........................................................................22
         5.2      To Seller's Obligations........................................................................23

ARTICLE VI DOCUMENTS TO BE DELIVERED AT THE CLOSING..............................................................24

         6.1      Documents to be Delivered by Both Parties......................................................24
         6.2      Documents to be Delivered by Seller............................................................24
         6.3      Documents to be Delivered by Buyer.............................................................25

ARTICLE VII SURVIVAL; INDEMNIFICATION............................................................................25

         7.1      Survival.......................................................................................25
         7.2      Indemnification................................................................................26
         7.3      Procedures.....................................................................................26
         7.4      Sole Remedy....................................................................................27

ARTICLE VIII TERMINATION RIGHTS..................................................................................27

         8.1      Termination....................................................................................27
         8.2      Effect of Termination..........................................................................29

ARTICLE IX TAX MATTERS...........................................................................................29

         9.1      Bulk Sales.....................................................................................29
         9.2      Transfer Taxes.................................................................................29

ARTICLE X SPECIFIC PERFORMANCE...................................................................................29

         10.1     Specific Performance...........................................................................29

ARTICLE XI OTHER PROVISIONS......................................................................................29

         11.1     Expenses.......................................................................................29
         11.2     Benefit and Assignment.........................................................................30
         11.3     No Third Party Beneficiaries...................................................................30
         11.4     Entire Agreement; Waiver; Amendment............................................................30
         11.5     Headings.......................................................................................31
         11.6     Computation of Time............................................................................31
         11.7     Governing Law; Waiver of Jury Trial............................................................31
         11.8     Construction...................................................................................31
         11.9     Notices........................................................................................31

         11.10    Severability...................................................................................32
         11.11    Counterparts...................................................................................33

ARTICLE XII DEFINITIONS..........................................................................................33

         12.1     Defined Terms..................................................................................33
         12.2     Terms Generally................................................................................38



                            ASSET PURCHASE AGREEMENT


                  This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of the 14th day of July 2005, is by and among Infinity Radio Inc., a Delaware corporation ("Seller"), NextMedia Operating, Inc., a Delaware corporation ("Operating"), and NM Licensing LLC, a Delaware limited liability company ("Licensing" and, collectively with Operating, "Buyer").

                                    RECITALS

                  Seller is the licensee of and operates radio broadcast station KEZR(FM), San Jose, California (Facility ID No. 1176), and radio broadcast station KBAY(FM), Gilroy, California (Facility ID No. 35401) (each of the foregoing, a "Station," and collectively, the "Stations"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

                  Seller and Buyer have agreed that Seller will sell and Buyer will acquire substantially all of the assets of the Stations on the terms and subject to the conditions set forth in this Agreement, including the FCC's consent to the assignment of the FCC Licenses (as defined below) to Licensing. Definitions of certain capitalized terms used in this Agreement are set forth in
Article XII.

                  Seller and Operating are, simultaneously with the execution and delivery of this Agreement, entering into a Local Marketing Agreement for the Stations (the "Local Marketing Agreement"), pursuant to which, following the effective date thereof, Operating shall provide programming on the Stations pursuant to the terms and conditions contained therein, pending the Closing of the transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                              ASSETS TO BE CONVEYED

                  1.1 Station Assets. Pursuant to the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, which are used or held for use primarily in the operation of the Stations, but excluding the Excluded Assets as hereinafter defined. Except as provided in Section 1.2, the Station Assets include the following:

                  (a) all licenses, permits and other authorizations which are issued to Seller by the FCC with respect to the Stations including those described on Schedule 1.1(a), and including any pending applications for or renewals or modifications thereof between the date hereof and the Closing (the "FCC Licenses");

                  (b) all equipment, electrical devices, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description used or held for use primarily in the operation of the Stations, including those items listed on Schedule 1.1(b), except any retirements or dispositions of Tangible Personal Property made between the date hereof and Closing in the ordinary course of business and consistent with
Section 4.2 (the "Tangible Personal Property");

                  (c) the following contracts, agreements or leases (collectively, the "Station Contracts"):

                      (i) all agreements entered into in the ordinary course of business for the sale of advertising time on the Stations for cash that exist at Closing;

                      (ii) all contracts, agreements and leases that relate to the operation of the Stations listed or described on Schedule 1.1(c) (including Group Contracts to the extent that Schedule 1.1(c) specifically provides for the partial assignment and assumption of any such Group Contract);

                      (iii) all contracts, agreements and leases not described in clauses (i) and (ii) to the extent they do not in the aggregate involve a post-Closing expense to Buyer in excess of $100,000; and

                      (iv) all contracts, agreements and leases made between the date hereof and Closing in the ordinary course of business consistent with Section 4.2;

                  (d) all of Seller's rights in and to the Stations' call letters, registered and unregistered trademarks, trade names, service marks, copyrights, jingles, logos, slogans, Internet domain names, Internet URLs, Internet web sites, content and databases, computer software, programs and programming material and other intangible property rights and interests applied for, issued to or owned by Seller that are used primarily in the operation of the Stations, including those listed on Schedule 1.1(d) (the "Intangible Property");

                  (e) all files, documents, records and books of account (or copies thereof) relating primarily to the operation of the Stations, including the Stations' public inspection files, programming information and studies, blueprints, technical information and engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, credit and sales reports, and logs but excluding any such documents relating to Excluded Assets (as defined below);

                  (f) all interests in real property that are used or held for use primarily in the operation of the Stations, including the real property described on Schedule 1.1(f) (the "Real Property"); and

                  (g) all goodwill of or relating to the Stations.


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The assets to be transferred to Buyer hereunder are collectively referred to herein as the "Station Assets." It is understood and agreed that all of the Station Assets excluding the FCC Licenses shall be transferred to Operating and the FCC Licenses shall be transferred to Licensing. The Station Assets shall be transferred to Buyer free and clear of liens, mortgages, pledges, security interests, claims and encumbrances ("Liens") except for Permitted Liens, if any.

                  1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, Buyer expressly acknowledges and agrees that the following assets and properties of Seller (the "Excluded Assets") shall not be acquired by Buyer and are excluded from the Station Assets:

                  (a) Seller's books and records pertaining to the corporate organization, existence or capitalization of Seller;

                  (b) all cash, cash equivalents, or similar type investments of Seller, such as certificates of deposit, treasury bills, marketable securities, asset or money market accounts or similar accounts or investments;

                  (c) subject to the terms of the Local Marketing Agreement, all accounts receivable existing at the Effective Time, notes receivable, promissory notes or amounts due from employees;

                  (d) intercompany accounts receivable and accounts payable;

                  (e) all insurance policies or any proceeds payable thereunder;

                  (f) all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement;

                  (g) all interest in and to refunds of Taxes relating to all periods prior to the Effective Time;

                  (h) all tangible and intangible personal property disposed of or consumed in the ordinary course of Seller's business consistent with past practices between the date of this Agreement and the Closing Date, as permitted under this Agreement;

                  (i) all rights to the names "Viacom" and "Infinity" and logos or variations thereof and all goodwill associated therewith;

                  (j) all rights to marks not used in the operation of the Stations as of the date of this Agreement, including the marks identified on
Schedule 1.2(j), and all goodwill associated therewith;

                  (k) all rights to marks used in connection with the operation of another station or business of Viacom Inc., Seller or any of their Affiliates other than or in addition to the Stations, except to the extent that Schedule 1.1(d) indicates Seller will grant Buyer a non-exclusive right to use any such mark in the operation of the Stations;


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
                  (l) the Oracle Financial System used by Seller and its Affiliates, whether in hard copy, stored on a computer, disk or otherwise;

                  (m) Group Contracts, except to the extent that Schedule 1.1(c) specifically provides for the partial assignment and assumption of any such Group Contract;

                  (n) any asset or property used or held for use by Seller or an Affiliate of Seller not located at the Stations' offices in San Jose or the Stations' transmitter sites, unless specifically identified on the Schedules to this Agreement;

                  (o) all ASCAP, BMI and SESAC licenses;

                  (p) all items of personal property owned by personnel at the Stations;

                  (q) subject to the Local Marketing Agreement, any cause of action or claim relating to any event or occurrence prior to the Effective Time;

                  (r) all rights of Seller under this Agreement or the transaction contemplated hereby; and

                  (s) the contracts identified on Schedule 1.2(s).

                  1.3 Assumption of Obligations. At the Closing, unless otherwise provided in the Local Marketing Agreement, Buyer shall assume and agrees to discharge and perform the following (collectively, the "Assumed Obligations"):

                  (a) all liabilities, obligations and commitments of Seller under the Station Contracts that arise or relate to any period at or after the Effective Time, except to the extent resulting from the ownership or operation of the Stations by Seller or its Affiliates prior to the Effective Time;

                  (b) all liabilities, obligations and commitments relating to Transferred Employees as specified in Section 4.7;

                  (c) any current liability of Seller for which Buyer has received a credit under Section 1.7;

                  (d) all liabilities and obligations relating to the Station Assets arising out of Environmental Laws, whether or not presently existing, except to the extent that Seller has undertaken to remediate an Environmental Condition under Section 4.9 (Environmental) or is obligated under Section 7.2(a) (Indemnification) to indemnify Buyer for Losses arising out of or resulting from Seller's breach of any representation or warranty in Section 3.13 (Environmental); and

                  (e) all other liabilities, obligations and commitments relating to or arising from the Stations or the Station Assets that arise or relate to any period on or after the Effective Time, except to the extent resulting from the ownership or operation of the Stations by Seller or its Affiliates prior to the Effective Time.


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
                  1.4 Retained Liabilities. Unless otherwise required pursuant to the Local Marketing Agreement, Buyer does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any agreement, instrument or documents delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated hereby, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise, other than the Assumed Obligations, including the following liabilities or obligations of Seller (the "Retained Liabilities"):

                  (a) all obligations or liabilities of Seller or any predecessor or Affiliate of Seller which in any way relate to, or arise out of, any of the Excluded Assets;

                  (b) other than Taxes expressly allocated pursuant to other provisions of this Agreement, any and all Tax liabilities of Seller;

                  (c) all liabilities or obligations of Seller owed to Seller or its Affiliates other than liabilities or obligations under Station Contracts that arise or are to be performed on or after the Effective Time, except to the extent resulting from the ownership or operation of the Stations by Seller or its Affiliates prior to the Effective Time;

                  (d) all liabilities or obligations of Seller for borrowed money or interest on such borrowed money;

                  (e) except as set forth in Section 4.7, any claims, liabilities or obligations of Seller as an employer incurred prior to the Effective Time, including liabilities for wages, supplemental unemployment benefits, severance benefits, retirement benefits, Federal Consolidated Omnibus Budget Reconciliation Act of 1985 benefits, Federal Family and Medical Leave Act of 1993 benefits, Federal Workers Adjustment and Retraining Notification Act obligations and liabilities, or any other employee benefits, withholding Tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to the Employee Benefit Plans;

                  (f) any claims, liabilities, losses, damages or expenses relating to any Action to the extent it arises out of the business or operation of the Stations prior to the Effective Time;

                  (g) except as may otherwise be provided herein, any accounts payable or accrued liabilities of Seller; and

                  (h) any fees and expenses incurred by Seller in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement, including the fees and expenses of Seller's attorneys, accountants, consultants and brokers.


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
                  1.5 Purchase Price.

                  (a) In consideration for the sale of the Station Assets, Operating, on behalf of itself and Licensing, shall, at the Closing, in addition to assuming the Assumed Obligations, pay to Seller the sum of Eighty Million Dollars ($80,000,000) (the "Purchase Price") by wire transfer of immediately available federal funds pursuant to wire instructions that Seller shall provide to Buyer.

                  (b) Operating shall use commercially reasonable efforts to cause General Electric Capital Corporation, no later than one (1) Business Day from the date of this Agreement, to issue an irrevocable letter of credit in the amount of $4,000,000 in substantially the form of Exhibit A hereto (the "Letter of Credit") and provide Seller with confirmation ("LC Issuance Notice") that the Letter of Credit has been issued and deposited with a courier service for delivery to U.S. Bank National Association, as escrow agent (the "Escrow Agent"). Seller shall have the right to terminate this Agreement if the Letter of Credit has not been issued and delivered to the Escrow Agent within five (5) Business Days from the date of this Agreement. The Escrow Agent shall hold and disburse the Letter of Credit or the proceeds received by the Escrow Agent upon its presentment of the Letter of Credit, hereinafter the "Letter of Credit Proceeds," pursuant to terms of this Agreement and the escrow agreement executed and delivered by Seller, Buyer and Escrow Agent simultaneously with the execution and delivery of this Agreement.

                  1.6 Closing. Subject to Section 8.1 hereof and except as otherwise mutually agreed upon by Seller and Buyer, the consummation of the sale and purchase of the Station Assets and the assumption of the Assumed Obligations hereunder (the "Closing") shall take place (by electronic exchange of the documents to be delivered at the Closing) five (5) Business Days after the day that the FCC Consent becomes effective, provided that each of the other conditions to Closing set forth in Article V has been satisfied or waived, and provided further that if the date scheduled for the Closing would otherwise occur during the pendency of the FCC license renewal application for either of the Stations (and the FCC does not permit the Closing while the renewal application is pending), the Closing shall be delayed until the earliest day that the FCC permits. Alternatively, the Closing may take place at such other place, time or date as the parties may mutually agree in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date." The effective time of the Closing shall be 12:01 a.m., San Jose, California time, on the Closing Date (the "Effective Time").

                  1.7 General Proration.

                  (a) All Station Assets that would be classified as assets in accordance with GAAP, and all Assumed Obligations that would be classified as liabilities in accordance with GAAP (including accrued but unpaid commissions), shall be prorated between Buyer and Seller as of the Effective Time, including by taking into account the elapsed time or consumption of an asset during the month in which the Effective Time occurs (respectively, the "Prorated Station Assets" and the "Prorated Assumed Obligations"), to reflect the principle that Seller shall be entitled to all income and be responsible for all expenses arising from the operation of the Stations prior to the Effective Time and Buyer shall be entitled to all income and be responsible for all expenses arising from the operation of the Stations on or after the Effective Time. Such Prorated Station Assets and Prorated Assumed Obligations relating to the period prior to the Effective Time shall be for the account of Seller and those relating to the period on or after the Effective Time for the account of Buyer and shall be prorated accordingly.

                  (b) Such prorations shall include all ad valorem and other property taxes, utility expenses, liabilities and obligations under Station Contracts, rents and similar prepaid and deferred items and all other expenses and obligations, such as accrued but unpaid commissions, deferred revenue and prepayments, attributable to the ownership and operation of the Stations that straddle the period before and after the Effective Time. If such amounts were prepaid by Seller prior to the Effective Time and Buyer will receive a benefit after the Effective Time, then Seller shall receive a credit for such amounts. If Seller was entitled to receive a benefit prior to the Effective Time and such amounts will be paid by Buyer after the Effective Time, Buyer will receive a credit for such amounts. To the extent not known, real estate and personal property taxes shall be apportioned on the basis of Taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained even if such is ascertained after the Settlement Statement is so determined.

                  (c) Notwithstanding anything in this Section 1.7 to the contrary, there shall be no proration under this Section 1.7 for Tradeout Agreements except as provided in this subsection. In the event that the value of the aggregate liability of the Stations under the Tradeout Agreements as of the Effective Time exceeds the sum of (A) One Hundred Thousand Dollars ($100,000.00) plus (B) the aggregate fair value of the goods or services to be received by the Buyer on or after the Effective Time under such Tradeout Agreements, such excess shall be treated as a Prorated Assumed Obligation. For purposes of this subsection, the liability of the Stations for unperformed time on or after the Effective Time shall be valued according to the fair market value of the goods or services received or to be received by the Stations for such time under such agreements.

                  (d) Accrued vacation liabilities for Transferred Employees shall be included in the prorations, but there shall be no proration under this
Section 1.7 for sick leave for Transferred Employees.

                  (e) Within forty-five (45) days after the Closing Date, Buyer shall prepare and deliver to Seller a proposed pro rata adjustment of assets and liabilities in the manner described in Section 1.7(a) and Section 1.7(b), for the Stations, as of the Effective Time (the "Settlement Statement") setting forth the Prorated Assumed Obligations and the Prorated Station Assets together with a schedule setting forth, in reasonable detail, the components thereof.

                  (f) During the 30-day period following the receipt of the Settlement Statement (A) Seller and its independent auditors, if any, shall be permitted to review and make copies reasonably required of (i) the financial statements of Buyer relating to the Settlement Statement (ii) the working papers of Buyer and its independent auditors, if any, relating to the Settlement Statement (iii) the books and records of Buyer relating to the Settlement Statement and (iv) any supporting schedules, analyses and other documentation relating to the Settlement Statement and (B) Buyer shall provide reasonable access, upon reasonable advance notice and during normal business hours, to such employees of Seller and its independent auditors, if any, as Seller reasonably believes is necessary or desirable in connection with its review of the Settlement Statement.

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
                  (g) The Settlement Statement shall become final and binding upon the parties on the thirtieth (30th) day following delivery thereof, unless Seller gives written notice of its disagreement with the Settlement Statement (the "Notice of Disagreement") to Buyer prior to such date. The Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is given to Buyer in the period specified, then the Settlement Statement (as revised in accordance with clause
(A) or (B) below) shall become final and binding upon the parties on the earlier of (A) the date Buyer and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm.

                  (h) Within ten (10) Business Days after the Settlement Statement becomes final and binding upon the parties, (A) Buyer shall be required to pay to Seller the amount, if any, by which the Prorated Station Assets exceeds the Prorated Assumed Obligations or (B) Seller shall be required to pay to Buyer the amount, if any, by which the Prorated Assumed Obligations exceeds the Prorated Station Assets. All payments made pursuant to this Section 1.7(h) must be made via wire transfer in immediately available funds to an account designated by the recipient party, together with interest thereon at the prime rate (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) as in effect from time to time from the Effective Time to the date of actual payment.

                  (i) Notwithstanding the foregoing, in the event that Seller delivers a Notice of Disagreement, Seller or Buyer shall be required to make a payment of any undisputed amount to the other regardless of the resolution of the items contained in the Notice of Disagreement, and Seller or Buyer, as applicable, shall within ten (10) Business Days of the receipt of the Notice of Disagreement make payment to the other by wire transfer in immediately available funds of such undisputed amount owed by Seller or Buyer to the other, as the case may be, pending resolution of the Notice of Disagreement together with interest thereon, calculated as described above.

                  (j) During the 30-day period following the delivery of a Notice of Disagreement to Buyer that complies with the preceding paragraphs, Buyer and Seller shall seek in good faith to resolve in writing any differences they may have with respect to the matters specified in the Notice of Disagreement. During such period: (A) Buyer and its independent auditors, if any, at Buyer's sole cost and expense, shall be, and Seller and its independent auditors, if any, at Seller's sole cost and expense, shall be, in each case permitted to review and make copies reasonably required of: (i) the financial statements of the Seller, in the case of Buyer, and Buyer, in the case of Seller, relating to the Notice of Disagreement; (ii) the working papers of Seller, in the case of Buyer, and Buyer, in the case of Seller, and such other party's auditors, if any, relating to the Notice of Disagreement; (iii) the books and records of Seller, in the case of Buyer, and Buyer, in the case of Seller, relating to the Notice of Disagreement; and (iv) any supporting schedules, analyses and documentation relating to the Notice of Disagreement; and (B) Seller, in the case of Buyer, and Buyer, in the case of Seller, shall provide reasonable access, upon reasonable advance notice and during normal business hours, to such employees of such other party and such other party's independent auditors, if any, as such first party reasonably believes is necessary or desirable in connection with its review of the Notice of Disagreement.

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
                  (k) If, at the end of such 30-day period, Buyer and Seller have not resolved such differences, Buyer and Seller shall submit to the Accounting Firm for review and resolution any and all matters that remain in dispute and that were properly included in the Notice of Disagreement. Within sixty (60) days after selection of the Accounting Firm, Buyer and Seller shall submit their respective positions to the Accounting Firm, in writing, together with any other materials relied upon in support of their respective positions. Buyer and Seller shall use commercially reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within thirty (30) days following the submission of such materials to the Accounting Firm. Buyer and Seller agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Except as specified in the following sentence, the cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 1.7 shall be borne by Buyer and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportional allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the matters submitted. The fees and expenses (if any) of Buyer's independent auditors and attorneys incurred in connection with the review of the Notice of Disagreement shall be borne by Buyer, and the fees and expenses (if any) of Seller's independent auditors and attorneys incurred in connection with their review of the Settlement Statement shall be borne by Seller.

                  1.8 Effect of Local Marketing Agreement. Simultaneously with the execution of this Agreement, Seller and Operating are executing and delivering the Local Marketing Agreement. The term of the Local Marketing Agreement shall commence one (1) Business Day after termination or expiration of the waiting period under the HSRA. To the extent that the Station Assets are assigned, the Assumed Obligations are assumed or assets and liabilities are prorated under the Local Marketing Agreement, any obligation of the Seller under this Agreement to assign such Station Assets, of the Buyer to assume such Assumed Obligations or of the parties to prorate such Station Assets and Assumed Obligations, shall be deemed satisfied.

                                    ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF OPERATING

         Operating represents and warrants to Seller as follows:

                  2.1 Corporate Existence and Power.

                  (a) Operating is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Operating is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the Station Assets are located.

                  (b) Licensing is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation and has all limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Licensing is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the Station Assets are located. Licensing is a wholly owned subsidiary of Operating.

                  2.2 Corporate Authorization.

                  (a) The execution and delivery by Operating and Licensing of this Agreement and all of the other agreements, certificates and instruments to be executed and delivered by Operating and/or Licensing, as applicable, pursuant hereto or in connection with the transactions contemplated hereby (the "Buyer Ancillary Agreements"), the performance by each of Operating and/or Licensing, as applicable, of its obligations hereunder and thereunder and the consummation by each of Operating and/or Licensing, as applicable, of the transactions contemplated hereby and thereby are within the corporate or limited liability company powers, as applicable, of Operating and Licensing, and have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of Operating and Licensing.

                  (b) This Agreement has been, and each Buyer Ancillary Agreement will be, duly executed and delivered by each of Operating and Licensing, as applicable. This Agreement (assuming due authorization, execution and delivery by Seller) constitutes, and each Buyer Ancillary Agreement will constitute when executed and delivered by Operating and Licensing, as applicable, the legal, valid and binding obligation of Operating and Licensing, as applicable, enforceable against Operating and Licensing, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  2.3 Governmental Authorization. The execution, delivery and performance by Operating and Licensing of this Agreement and each applicable Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with or notification to, any Governmental Authority other than compliance with any applicable requirements of the HSRA and the FCC.

                  2.4 Noncontravention. Except as set forth on Schedule 2.4, the execution, delivery and performance of this Agreement and each Buyer Ancillary Agreement by Operating and Licensing, as applicable, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Operating or the certificate of formation or limited liability company agreement of Licensing;
(b) assuming compliance with the matters referred to in Section 2.3, conflict with or violate any Law or Governmental Order applicable to Operating or Licensing; or (c) require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Operating or Licensing under, any provision of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other agreement or instrument to which Operating or Licensing is a party or by which any of Operating's or Licensing's assets is or may be bound.

                  2.5 Absence of Litigation. There is no Action pending or, to Buyer's knowledge, threatened against Buyer that in any manner challenges or seeks to prevent, enjoin, alter or delay materially the transactions contemplated by this Agreement.

                  2.6 FCC Qualifications. Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Stations under the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC. To Buyer's knowledge, there are no facts that would, under existing Law and the existing rules, regulations, policies and procedures of the FCC, disqualify Licensing as an assignee of the FCC Licenses or Operating as the owner and operator of the other Station Assets. No waiver of any FCC rule or policy relating to the qualifications of Buyer is necessary for the FCC Consent to be obtained.

                  2.7 Financing. Operating has, and as of the Closing Date will have, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it in accordance with the terms of this Agreement and the Buyer Ancillary Agreements.

                  2.8 No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement, the Buyer Ancillary Agreements or the transactions contemplated hereby or thereby as a result of any agreements or action of Buyer or any party acting on Buyer's behalf.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

                  3.1 Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own and operate the Stations and to carry on the Stations' business as now conducted by it. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the Station Assets are located.

                  3.2 Corporate Authorization.

                  (a) The execution and delivery by Seller of this Agreement and all of the other agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto or in connection with the transactions contemplated hereby (the "Seller Ancillary Agreements"), the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all requisite corporate action on the part of Seller.

                  (b) This Agreement has been, and each Seller Ancillary Agreement will be, duly executed and delivered by Seller. This Agreement (assuming due authorization, execution and delivery by Buyer) constitutes, and each Seller Ancillary Agreement will constitute when executed and delivered by Seller, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity

(regardless of whether enforcement is considered in a proceeding at law or in equity).

                  3.3 Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with or notification to, any Governmental Authority other than compliance with any applicable requirements of the HSRA and the FCC.

                  3.4 Noncontravention. Except as disclosed on Schedule 3.4, the execution, delivery and performance of this Agreement and each Seller Ancillary Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Seller; (b) assuming compliance with the matters referred to in Section 3.3, conflict with or violate any Law or Governmental Order applicable to Seller; (c) require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Seller under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other agreement or instrument to which Seller is a party or by which any of the Station Assets is or may be bound, except for such consents for which the failure to obtain the same would not materially impair the ability of the Buyer to operate the Stations consistent with Seller's past practice following the Effective Time; or (d) result in the creation or imposition of any Lien on any of the Station Assets, except for Permitted Liens.

                  3.5 Absence of Litigation. There is no Action pending or, to Seller's knowledge, threatened against Seller that in any manner challenges or seeks to prevent, enjoin, alter or delay materially the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.5, to the knowledge of Seller, there are no material Actions outstanding or threatened that relate to the business or operations of the Stations or the Station Assets. There are no material Governmental Orders outstanding against Seller that relate to the business or operations of the Stations or the Station Assets.

                  3.6 Financial Statements. Seller has delivered to Buyer copies of the unaudited results of operations of the Stations for calendar years 2002, 2003 and 2004 and the first six months of calendar year 2005 included at
Schedule 3.6 (the "Reference Financial Statements"). The Reference Financial Statements are derived from the books and records of the Stations and were prepared in accordance with the internal accounting policies of Infinity Broadcasting Corporation and Viacom Inc., as applicable to financial reporting at the radio station level. Except as set forth in the immediately following sentence, the Reference Financial Statements present fairly, in all material respects, the results of operations of the Stations for the periods then ended consistent with the internal accounting policies of Infinity Broadcasting Corporation and Viacom Inc., as applicable to financial reporting at the radio station level. Buyer acknowledges that the results of operations for KBAY(FM) during a portion of 2003 and 2004 include results of operations of both KBAY(FM) and another radio station in the San Francisco market which was simulcast with KBAY(FM) and therefore do not reflect the results of operations of KBAY(FM) on a stand-alone basis during that period.

                  3.7 Absence of Changes. Except as contemplated or expressly permitted by this Agreement, since June 30, 2005 there has not been: (a) the execution of any agreement with any manager or broadcast talent of either of the

Stations providing for his/her employment, or any increase in compensation or severance or termination of benefits payable or to become payable by Seller to any manager or broadcast talent of either of the Stations, or any increase in benefits under any collective bargaining agreement, except in any case in the ordinary course of business consistent with prior practice or (b) any change by Seller in its financial or Tax accounting principles or methods, except insofar as required by GAAP or applicable law as they relate to the Stations. Since June 30, 2005, Seller has incurred no material liabilities with respect to the Station Assets other than in the ordinary course of its business.

                  3.8 FCC Licenses.

                  (a) Schedule 1.1(a) contains a true and complete list of the FCC Licenses, which are all of the authorizations Seller is required to hold under the Communications Act or the rules, regulations and policies of the FCC for the present operation of the Stations. Seller has provided to Buyer true, correct and complete copies of the FCC Licenses, including any and all amendments and modifications thereto. The FCC Licenses were validly issued by the FCC, are validly held by Seller, are in full force and effect, and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. The FCC Licenses have been issued for the full terms customarily issued to radio broadcast stations in the State of California, and the FCC Licenses are not subject to any condition except for those conditions that appear on the face of the FCC Licenses, those conditions applicable to radio broadcast licenses generally or those conditions disclosed in Schedule 3.8(a).

                  (b) Except as set forth on Schedule 3.8(b), Seller has no applications pending before the FCC relating to the operation of the Stations.

                  (c) Except as set forth on Schedule 3.8(c), Seller has operated the Stations in compliance with the Communications Act and the FCC Licenses in all material respects, has filed or made all applications, reports and other disclosures required by the FCC to be made in respect of the Stations and has timely paid all FCC regulatory fees in respect thereof.

                  (d) Except as set forth on Schedule 3.8(d), to the knowledge of the Seller, there are no petitions, complaints, orders to show cause, notices of violation, notices of apparent liability, notices of forfeiture, proceedings or other actions pending or threatened before the FCC relating to the Stations, other than proceedings affecting the radio broadcast industry generally. There is not pending or, to the knowledge of the Seller, threatened any action by or before the FCC to revoke, suspend, cancel or rescind any of the FCC Licenses (other than proceedings relating to FCC rules of general applicability).

                  3.9 Personal Property. Schedule 1.1(b) contains a list of all material items of Tangible Personal Property included in the Station Assets. Except as disclosed on Schedule 1.1(b), Seller has title to the Tangible Personal Property free and clear of Liens other than Permitted Liens. The items of Tangible Personal Property on Schedule 1.1(b) are in good operating condition, ordinary wear and tear excepted, and are sufficient to permit the conduct of the business and operation of the Stations in compliance with FCC rules and regulations as conducted on the date of this Agreement.

                  3.10 Station Contracts. Each of the Station Contracts (including each of the Real Property Leases) is in effect and is binding upon Seller and, to Seller's knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally). Seller has performed its obligations under each of the Station Contracts in all material respects, and is not in material default thereunder, and, to Seller's knowledge, no other party to any of the Station Contracts is in default thereunder in any material respect. Except as otherwise set forth on Schedule 1.1(c), Seller has provided to Buyer prior to the date of this Agreement true and complete copies of all material Station Contracts (including each Real Property Lease).

                  3.11 Intangible Property. Schedule 1.1(d) contains a description of all owned and registered Intangible Property, except for such Intangible Property as has specifically been identified as an Excluded Asset. Except as set forth on Schedule 1.1(d), Seller has received no notice of any claim that its use of any material Intangible Property infringes upon or conflicts with any third party rights, and to Seller's knowledge, none of Seller's rights with respect to such Intangible Property are being infringed by any third party. To Seller's knowledge, the operation of the business of the Stations as presently conducted does not infringe on the intellectual property rights of any other Person. Seller owns or has the right to use the Intangible Property free and clear of Liens other than Permitted Liens.

                  3.12 Real Property. Schedule 1.1(f) contains a list of all real property used or held for use by Seller primarily in the business and operation of the Stations. Seller has (or an Affiliate of Seller has now, and Seller will have on or before Closing) fee simple title to the owned Real Property ("Owned Real Property") free and clear of Liens other than Permitted Liens. Schedule 1.1(f) includes a list of each lease, sublease, license or similar agreement pertaining to any Real Property (the "Real Property Leases"). Seller has good and valid leasehold interest in the Real Property conveyed by the Real Property Leases. The Owned Real Property includes, and the Real Property Leases provide, sufficient access to the Stations' facilities. To Seller's knowledge, the Real Property is not subject to any suit for condemnation or other taking by any public authority. Seller has received no notice of default under or termination of any Real Property Leases, and Seller has no knowledge of any default under any Real Property Lease or of any circumstance which with the passage of time or notice or otherwise would constitute a default under any Real Property Lease. Seller has delivered to Buyer true and correct copies of the Real Property Leases together with all amendments thereto and a copy of the most recent title insurance commitment for the Owned Real Property.

                  3.13 Environmental. Except as set forth on Schedule 1.1(f), to Seller's knowledge, no hazardous or toxic substance or waste regulated under any applicable Environmental Law has been generated, stored, transported or released on, in, from or to the Real Property. Except as set forth on Schedule 1.1(f), to Seller's knowledge, Seller and its Affiliates have complied in all material respects with all Environmental Laws applicable to the Stations or any of the Real Property. No Action is pending or, to the knowledge of Seller, threatened relating to any of the Real Property alleging the violation of, or seeking to impose liability on Seller pursuant to, any Environmental Law. Seller has not received any notice, claim or other communication from any Governmental Authority or any other Person alleging the violation of, or liability under, any Environmental Laws. There are no facts, circumstances or conditions associated with the Real Property or the business or operations thereon known to Seller that could reasonably be expected to give rise to a material environmental claim against the Stations or the owners or operators thereof or result in the Stations or the owners or operators thereof incurring material Environmental Costs and Liabilities. "Environmental Laws" are those environmental, health or safety laws and regulations applicable to Seller's activities at the Stations' studio or tower sites in effect as of the date of the Closing. "Environmental Costs and Liabilities" shall mean any losses, including environmental remediation costs, liabilities, obligations, damages, fines, penalties or judgments, arising from or under any Environmental Law or order of or agreement with any Governmental Authority or any other Person.

                  3.14 Employee Information.

                  (a) Schedule 3.14(a) contains a true and complete list as of the date set forth thereon of all the Stations' exclusive employees (those who perform services solely for the Stations) and the shared employees (those who perform services for the Stations and other radio stations owned by Seller or its Affiliates) allocated to the Stations for purposes of this Agreement (collectively, the "Station Employees"), including the names, date of hire, current rate of compensation, employment status (i.e., active, disabled, on authorized leave and reason therefor), title, whether such Station Employee is a union or non-union employee, whether such Station Employee is full-time, part-time or per-diem and a general description of benefits, including severance and vacation benefits, if any. Each Station Employee is employed by Seller or an Affiliate of Seller.

                  (b) Seller has complied in all material respects with all labor and employment laws, rules and regulations applicable to the Stations' business, including those which relate to wages, hours, discrimination in employment and collective bargaining, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as disclosed on Schedule 3.14(b), there is no unfair labor practice charge or complaint against Seller in respect of the Stations' business pending or, to the knowledge of the Seller, threatened before any court or Governmental Authority.

                  (c) Neither Station is subject to or bound by any labor agreement or collective bargaining agreement. To the knowledge of Seller, there is no activity involving any Station Employee seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (d) Seller has not incurred nor reasonably expects to incur (either directly or indirectly, including as a result of any of the transactions contemplated hereby or any indemnification obligation) any liability (including withdrawal liability) that could become a liability of Buyer, under or pursuant to Title I or IV of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and no event, transaction or condition has occurred or exists which could result in any such liability. Seller has made all contributions to all multi-employer plans within the meaning of Section 3(37) of ERISA. Schedule 3.14(d) lists all "employee benefit plans" within the meaning of Section 3(3) of ERISA and bonus, pension, profit sharing, defined benefit, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, salary continuation, educational assistance, insurance or other plans, arrangements or understandings providing benefits to any present or former employee or contractor of the Stations maintained by Seller or as to which Seller (with respect to such individuals) has any liability or obligation (collectively, "Employee Benefit Plans").

                  3.15 Compliance with Laws. Seller has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any Governmental Authority that are applicable to the operation of the Stations and the ownership of the Station Assets.

                  3.16 Taxes. Seller has, in respect of the Stations' business, filed all material Tax Returns required to have been filed by it under applicable law and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessments which have become payable.

                  3.17 Sufficiency and Title to Station Assets. Except for the Excluded Assets, the Station Assets constitute all the assets used or held for use by Seller primarily in the business or operation of the Stations. Seller, or an Affiliate of Seller, owns, leases or is licensed to use all of the Station Assets free and clear of Liens, except for Permitted Liens. Except for the Excluded Assets, the Station Assets constitute all of the assets, rights and properties that are required for the business and operation of the Stations as they are now conducted.

                  3.18 No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement, the Seller Ancillary Agreements or the transactions contemplated hereby or thereby as a result of any agreements or action of Seller or any party acting on Seller's behalf.

                                    ARTICLE IV
                                    COVENANTS

                  4.1 Governmental Approvals.

                  (a) FCC Application. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within one (1) Business Day of receipt by Seller of the LC Issuance Notice, Buyer and Seller shall file the FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application with all commercially reasonable diligence and otherwise use commercially reasonable efforts to obtain the FCC Consent as expeditiously as practicable. Each party shall promptly provide the other with a copy of any pleading, order or other document served on it or relating to the FCC Application, and shall furnish all information required by the FCC.

                  (b) Compliance with HSRA. Each party shall make on the date of this Agreement, all filings which are required in connection with the transactions contemplated hereby under the HSRA (including making a request for early termination of the waiting period thereunder), and shall furnish to the other party all information that the other reasonably requests in connection with such filings. The consummation of the transactions contemplated by this Agreement and the commencement of the Local Marketing Agreement are each conditioned upon the termination or expiration of the waiting period under the HSRA without the institution or threat of any action with respect to such consummation or commencement.

                  (c) Governmental Filing or Grant Fees. Except as otherwise provided in this Agreement, any filing or grant fees (including FCC and HSRA filing fees) imposed by any Governmental Authority, the consent of which is required for the transactions contemplated hereby, shall be borne equally by Seller and Buyer. In addition, Seller and Buyer shall bear equally any fees incurred by Seller in the publication of the requisite local public notice regarding the FCC Application under Section 73.3580(d)(3) of the FCC's rules.

                  4.2 Conduct of Business.

                  (a) Prior to Closing. Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement or the Local Marketing Agreement, or with the prior written consent of Buyer, Seller shall:

                      (i) maintain the FCC Licenses in full force and effect;

                      (ii) operate the Stations in all material respects in accordance with the FCC Licenses, the Communications Act, the FCC rules and regulations and all applicable Laws; and

                      (iii) not materially adversely modify any of the FCC Licenses.

                  (b) Prior to Effectiveness of Local Marketing Agreement. Between the date of this Agreement and the Commencement Date (as defined in the Local Marketing Agreement), except as expressly permitted by this Agreement or the Local Marketing Agreement, or with the prior written consent of Buyer, Seller shall:

                      (i) operate the Stations in the ordinary course of business consistent with past practice;

                      (ii) not make any changes to the format of either of the Stations;

                      (iii) use commercially reasonable efforts to preserve the business and goodwill of the Stations and the Station Assets, including using commercially reasonable efforts to preserve relationships with advertisers, customers, suppliers, employees, contracting parties and others having business relations with Seller with respect to the Stations;

                      (iv) maintain the Tangible Personal Property and the Real Property in normal operating condition consistent with Seller's past practices, ordinary wear and tear excepted;

                      (v) maintain the Stations' inventories of spare parts and expendable supplies at levels in the ordinary course of business consistent with past practice;

                      (vi) not sell, lease or dispose of or agree to sell, lease or dispose of any of the Station Assets, except (A) the ordinary course disposition of items that either are obsolete or unnecessary for the continued operation of the Stations as currently operated or are replaced by assets of comparable or superior utility or (B) pursuant to existing contracts or commitments listed on Schedule 1.1(c), if any, or agree to do any of the foregoing;

                      (vii) neither amend, terminate or waive any material rights under any of the Station Contracts other than in the ordinary course of business, nor enter into any new Station Contract that is outside of the ordinary course of business or that involves (A) a post-Closing term of more than one year or (B) a post-Closing expense to Buyer in excess of $100,000 in the aggregate for all such new Station Contracts, or agree to do any of the foregoing;

                      (viii) deliver to Buyer copies of monthly internal operating statements for the Stations by the 20th day after the end of each calendar month, which shall be prepared consistent with the Reference Financial Statements for the first six months of 2005; and

                      (ix) with respect to Station Employees, not (w) grant raises other than raises that would be given in the ordinary course of business consistent with past practice in connection with the October 1st focal point review, (x) pay substantial bonuses other than (A) stay bonuses for which the Buyer has no liability or (B) bonuses contemplated under existing employee arrangements, (y) enter into any new employment agreements that are not terminable at will or
           (z) agree to do any of the foregoing.

                  (c) Control of Stations. Subject to the provisions of this
Section 4.2 and the terms of the Local Marketing Agreement, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Stations prior to the Closing. Such operations shall be the sole responsibility of Seller and shall be in its complete discretion.

                  4.3 Access to Information; Inspections; Confidentiality; Publicity.

                  (a) Between the date hereof and the Closing Date, Seller shall furnish Buyer with such information relating to the Station Assets as Buyer may reasonably request, at Buyer's expense and provided such request does not interfere unreasonably with the business of the Stations.

                  (b) Between the date hereof and the Closing Date, upon prior reasonable notice, Seller shall give Buyer and its representatives reasonable access to the Station Assets during regular business hours. Buyer, at its sole expense, shall be entitled to make such engineering and other inspections, including a Phase I environmental assessment, of the Station Assets as Buyer may desire, so long as such inspections do not unreasonably interfere with the operation of the Stations.

                  (c) Nothing contained herein should be deemed to negate or limit the Seller's or any of its Affiliates' rights or any obligations of the Buyer or any of its Affiliates under that certain letter agreement, dated as of March 16, 2005, by and between Infinity Broadcasting Corporation and NextMedia Group, Inc. (the "Confidentiality Agreement"), which is incorporated herein by reference; provided, that Buyer may disclose historical financial results for the Stations in connection with earnings calls and as otherwise may be required by law.

                  (d) No news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any party hereto without the prior written approval of the other party (such consent not to be unreasonably withheld or delayed) unless otherwise required by Law or any regulation or rule of any stock exchange binding upon such party. In no event shall either party make any news release or other public announcement (other than the filing of the FCC Application) prior to Seller's receipt of the LC Issuance Notice. Each of Buyer and Seller agree to respond to any request for approval as to any news release or public announcement of the other party within three (3) Business Days of such request. Where any announcement, communication or circular concerning the transactions contemplated by this Agreement is required by Law or any regulation or rule of any stock exchange, it shall be made by the relevant party after consultation, where reasonably practicable, with the other party and taking into account the reasonable requirements (as to timing, contents and manner of making or dispatch of the announcement, communication or circular) of the other party.

                  4.4 Risk of Loss. Except as otherwise provided in the Local Marketing Agreement, Seller shall bear the risk of any casualty loss or damage to any of the Station Assets prior to the Effective Time. Seller shall be responsible for repairing or replacing (as appropriate under the circumstances) any lost or damaged Station Asset (the "Damaged Asset"). If Seller is unable to repair or replace a Damaged Asset by the date on which the Closing would otherwise occur under this Agreement, then the proceeds of any insurance covering such Damaged Asset shall be assigned to Buyer at Closing, and to the extent such proceeds are not sufficient to cover the reasonable out-of-pocket costs incurred by Buyer in repairing or replacing the Damaged Asset after the Closing, Seller shall reimburse Buyer by an amount equal to the deficiency.

                  4.5 Consents to Assignment; Estoppel Certificates. After the execution of this Agreement and prior to Closing, Seller shall use its commercially reasonable efforts to obtain (i) any third-party consents necessary for the assignment of any Station Contract or Real Property Lease and (ii) estoppel certificates duly executed by the lessors under the Real Property Leases in the form of Exhibit B attached hereto (the "Estoppel Certificates"). Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Station Contract or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Station Contract or in any way adversely affect the rights of Buyer or Seller thereunder. If such consent is not obtained prior to the Closing Date, Seller shall use its commercially reasonable efforts to (a) obtain such consent as soon as possible after the Closing Date, (b) provide to Buyer the financial and business benefits of any such Station Contract and (c) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Station Contract. Notwithstanding the foregoing, neither Seller nor any of its Affiliates shall be required to pay consideration to any third party to obtain any consent or Estoppel Certificate. Nothing contained herein shall be deemed to limit Buyer's rights under Section 5.1(e).

                  4.6 Notification. Each party shall notify the other party of the initiation or threatened initiation of any litigation, arbitration or administrative proceeding that challenges the transactions contemplated hereby, including any challenges to the FCC Application.

                  4.7 Employee Matters.

                  (a) Except to the extent Operating has previously offered employment to Station Employees under the Local Marketing Agreement, and except as set forth on Schedule 4.7, Operating shall offer employment to each Station Employee who is employed immediately prior to the Effective Time and who is not on authorized leave of absence, sick leave, short or long term disability leave, military leave or layoff with recall rights. For the purposes hereof, all Station Employees who accept Operating's offer of employment (either pursuant to the Local Marketing Agreement or pursuant to this Section 4.7) are hereinafter referred to collectively as the "Transferred Employees," and the "Employment Commencement Date" as referred to herein shall mean (i) as to those Transferred Employees hired pursuant to the Local Marketing Agreement, the LMA Effective Time (as defined in the Local Marketing Agreement) and (ii) as to those Transferred Employees hired pursuant to this Section 4.7, the Effective Time. Operating shall employ at-will those Transferred Employees who do not have employment agreements with the Seller at the same monetary compensation as such employees are currently earning. The initial terms and conditions of employment for those Transferred Employees who have employment agreements, including account executive agreements and bonus term sheets, with the Seller shall be dictated by such employment agreements. Operating may modify, alter or terminate any of the terms and conditions of employment of the Transferred Employees. Nothing in this Agreement shall prevent Operating from terminating the employment of any Transferred Employee at any time after the Closing Date.

                  (b) To the extent permitted under Buyer's plans and subject to the requirements of Buyer's plan administrator, (i) Buyer shall cause all Transferred Employees to be eligible to participate in its "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and its "defined contribution plans" (as defined in Section 414(i) of the Code) to the extent Buyer's similarly-situated employees are generally eligible to participate, (ii) all Transferred Employees and their spouses and dependents shall be eligible for coverage immediately after the Employment Commencement Date (and shall not be excluded from coverage under any employee welfare benefit plan that is a group health plan on account of any pre-existing condition, as long as such condition was covered under Buyer's group health plan), (iii) for purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such employee welfare benefit plans (including any severance plans or policies) and defined contribution plans for which Transferred Employees may be eligible after Closing, Buyer shall ensure, to the extent permitted by applicable Law (including ERISA and the Code), that service with Seller (as shown on Schedule 3.14(a)) shall be deemed to have been service with Buyer, (iv) Buyer shall cause its defined contribution plans to accept rollover contributions from the Transferred Employees of any account balances distributed to them by the Seller's 401(k) plan or any 401(k) plan of Seller's Affiliates and (v) Buyer shall allow any such Transferred Employee's outstanding plan loan to be rolled into Buyer's defined contribution plans. The distribution and rollover described herein shall comply with applicable Law, and each party shall make all filings and take any actions required of such party by applicable Law in connection therewith. Buyer also shall ensure, to the extent permitted by applicable Law (including ERISA and the Code) and/or Buyer's plans, that Transferred Employees receive credit under any welfare benefit plan of Buyer for any deductibles or co-payments paid by Transferred Employees and their spouses and dependents for the current plan year under a plan maintained by Seller.

                  (c) Notwithstanding any other provision contained herein, Buyer shall grant credit for all unused sick leave accrued by Transferred Employees on the basis of their service during the current calendar year as employees of Seller.

                  (d) Provided that Buyer receives an appropriate proration under Section 1.7, Buyer will assume all liabilities for unpaid, accrued vacation and personal days of Transferred Employees as of the Effective Time

("Accrued Vacation"), and shall permit Transferred Employees to use their Accrued Vacation entitlement until twelve (12) months from the Effective Time. Buyer will pay any Transferred Employee to the extent that such Transferred Employee has any unused Accrued Vacation at the end of such twelve (12) month period. Service with both Buyer and Seller (as shown on Schedule 3.14(a)) shall be taken into account in determining Transferred Employees' vacation entitlement under the Buyer's vacation policy after the Effective Time. Except as prohibited by applicable Law, after the Closing Seller shall deliver to Buyer originals or copies of all personnel files and records (excluding medical and benefit plan records) related to the Transferred Employees, and Seller shall have reasonable continuing access to such files and records thereafter.

                  4.8 Title Insurance; Surveys. Seller shall cooperate with Buyer (provided that Seller shall not be required to pay any consideration to Buyer or any third party) so that Buyer can promptly obtain, at Buyer's sole cost and expense:

                  (a) a title commitment to issue an ALTA extended coverage title insurance policy insuring the fee simple interest in the Owned Real Property, subject only to Permitted Liens and those matters set forth in
Schedule 4.8; and

                  (b) an ALTA survey of the Owned Real Property as of a date subsequent to the date hereof which shall reflect (i) no encroachments upon such parcels or adjoining parcels by buildings, structures or improvements which would materially adversely effect title or materially interfere with or impair the use of the Owned Real Property for the purpose for which it is currently used and (ii) access to such parcels from a public street or indirect access to a public street.

                  4.9 Environmental. Buyer may at its expense conduct environmental reviews of the Owned Real Property prior to Closing; provided, however, that no intrusive sampling shall be performed without Seller's prior written approval (which shall not be unreasonably withheld). If any such environmental review discloses a material violation of, or material condition requiring remediation under, applicable Environmental Laws at any of the Owned Real Property (an "Environmental Condition") and such Environmental Condition has an estimated remediation cost less than $500,000, then Seller shall remediate or undertake to remediate such condition in all material respects prior to Closing, provided that the completion of such remediation shall not be a condition to Buyer's obligation to close hereunder. If such Environmental Condition has an estimated remediation cost of $500,000 or more, then within ten
(10) Business Days after delivery to Seller of such environmental assessment, Seller shall notify Buyer of its election to either (i) remediate or undertake to remedy such condition in all material respects prior to Closing, provided that the completion of such remediation shall not be a condition to Buyer's obligation to close hereunder, or (ii) not remediate or undertake to remedy such condition, in which event Buyer may terminate this Agreement on written notice to Seller.

                  4.10 Intercompany Assignments. Seller agrees that any Station Assets currently owned by or held for use by any Affiliate of Seller shall be transferred to Seller prior to the Closing.

                  4.11 Audit. In the event Buyer establishes to Seller's reasonable satisfaction that due to regulations of the Securities and Exchange Commission it is necessary for Buyer to have audited statements of income ("Additional Financial Statements") for the Stations for the fiscal years ended

December 31, 2004 and/or December 31, 2003, Buyer shall so notify Seller and Seller shall reasonably cooperate with Buyer in connection with the preparation of such Additional Financial Statements. KPMG, or such other independent auditor acceptable to Seller ("Auditor"), shall be asked to perform the audit of such Additional Financial Statements and deliver its report thereon addressed to Buyer. Buyer shall promptly pay all fees, costs and expenses of the Auditor in connection with the Additional Financial Statements. Buyer acknowledges and agrees that in no event shall the preparation and/or receipt of the Additional Financial Statements constitute a condition to the Closing or to Buyer's obligations under this Agreement, nor shall Seller be deemed to have made any representation or warranty with respect thereto.

                  4.12 Further Assurances. After Closing, each party hereto shall execute all such instruments and take all such actions as any other party may reasonably request, without payment of further consideration, to effectuate the transactions contemplated by this Agreement, including the execution and delivery of confirmatory and other transfer documents in addition to those to be delivered at Closing.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

                  5.1 To Buyer's Obligations. The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Seller made in this Agreement qualified as to materiality or Seller Material Adverse Effect shall be true and correct in all respects, and the representations and warranties of Seller made in this Agreement not qualified as to materiality or Seller Material Adverse Effect shall be true and correct in all material respects, (A) as of the date of this Agreement and (B) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties qualified as to materiality or Seller Material Adverse Effect shall have been true and correct in all respects, and such representations and warranties not qualified as to materiality or Seller Material Adverse Effect shall have been true and correct in all material respects, as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, except, as to clause
(B) above, (i) for changes expressly contemplated by this Agreement or permitted under Section 4.2 (Conduct of Business Prior to Closing) or (ii) casualty losses or damages subject to Section 4.4 (Risk of Loss). Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date. Buyer shall have received a certificate dated as of the Closing Date from Seller, executed by an authorized officer of Seller to the effect that the conditions set forth in this Section 5.1(a) have been satisfied.

                  (b) Governmental Consents. The FCC Consent shall have been granted and shall be in full force and effect and shall contain no provision materially adverse to any of Buyer, Buyer's Affiliates or the Stations. Buyer acknowledges that Buyer's obligation to consummate the transactions contemplated by this Agreement is not subject to the condition that the FCC Consent shall have become a Final Order. Any waiting period under the HSRA shall have been terminated or expired.

                  (c) Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any Governmental Authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                  (d) Authorization. Buyer shall have received a true and complete copy, certified by an officer of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                  (e) Consent. Seller shall have delivered to Buyer any required consent to the assignment of the Real Property Leases identified on Schedule 5.1(e).

                  (f) Deliveries. Seller shall have made or stand willing to make all the deliveries required under Sections 6.1 and 6.2.

                  5.2 To Seller's Obligations. The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Operating made in this Agreement qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Operating made in this Agreement not qualified as to materiality shall be true and correct in all material respects, (A) as of the date of this Agreement and (B) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties qualified as to materiality shall have been true and correct in all respects, and such representations and warranties not qualified as to materiality shall have been true and correct in all material respects, as of such earlier date) as of the Closing Date as though made on and as of the Closing Date except, as to clause (B) above, for changes expressly contemplated by this Agreement. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date. Seller shall have received a certificate dated as of the Closing Date from Buyer executed by an authorized officer of Buyer, to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

                  (b) Governmental Consents. The FCC Consent shall have been granted and shall be in full force and effect and shall contain no provision materially adverse to Seller or Seller's Affiliate. Seller acknowledges that Seller's obligation to consummate the transactions contemplated by this Agreement is not subject to the condition that the FCC Consent shall have become a Final Order. Any waiting period under the HSRA shall have been terminated or expired.

                  (c) Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any Governmental Authority shall have been rendered against any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                  (d) Authorization. Seller shall have received a true and complete copy, certified by an officer of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                  (e) Deliveries. Buyer shall have made or stand willing to make all the deliveries required under Sections 6.1 and 6.3 and shall have paid or stand willing to pay the Purchase Price as provided in Section 1.5.

                                    ARTICLE VI
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

                  6.1 Documents to be Delivered by Both Parties. At the Closing, each of Buyer and Seller shall execute and deliver to the other as applicable:

                  (a) a duly executed Assignment and Assumption Agreement, substantially in the form of Exhibit C-1;

                  (b) a duly executed Assignment and Assumption Agreement for the Real Property Leases, substantially in the form of Exhibit C-2; and

                  (c) written instructions to the Escrow Agent instructing the Escrow Agent to return the Letter of Credit to Buyer.

                  6.2 Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

                  (a) the certificate described in Section 5.1(a);

                  (b) the documents described in Section 5.1(d);

                  (c) a duly executed Bill of Sale, substantially in the form of Exhibit C-3;

                  (d) a duly executed Assignment for the FCC Licenses, substantially in the form of Exhibit C-4;

                  (e) a duly executed Assignment for the Intangible Property, substantially in the form of Exhibit C-5;

                  (f) a duly executed California Grant Deed for the Owned Real Property, substantially in the form of Exhibit C-6, together with a customary owner's affidavit, gap indemnity, FIRPTA and any applicable transfer tax forms;

                  (g) any Estoppel Certificates or consents obtained by Seller; and

                  (h) endorsed vehicle titles conveying the owned vehicles included in the Tangible Personal Property (except to the extent previously conveyed under the Local Marketing Agreement).

                  6.3 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

                  (a) the certificate described in Section 5.2(a);

                  (b) the documents described in Section 5.2(d); and

                  (c) the Purchase Price.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

                  7.1 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of twelve (12) months from the Closing Date whereupon they shall expire and be of no further force or effect, except those under: (i) Section 3.16 (Taxes), which shall survive until the expiration of any applicable statute of limitations (ii) Section 2.8 and 3.18 (No Finder), each of which shall survive indefinitely, (iii) the provisions in Sections 3.8, 3.9, 3.12 and 3.17 relating to title, each of which shall survive indefinitely, and (iv) any other section for which written notice is given by the indemnified party to the indemnifying party prior to the expiration, which shall survive until resolved. Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely. No claim may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable survival period. In the event such notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied.

                  7.2 Indemnification.

                  (a) Subject to Section 7.1 and the Local Marketing Agreement, from and after the Effective Time, Seller shall defend, indemnify and hold harmless Buyer, its Affiliates and their respective employees, officers, directors, shareholders and agents (collectively, the "Buyer Indemnified Parties") from and against any and all losses, costs, damages, liabilities, expenses, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys' fees and expenses ("Losses")) incurred by such Buyer Indemnified Party arising out of or resulting from (i) Seller's breach of any of the representations or warranties contained in this Agreement, any Seller Ancillary Agreement or in any other certificate or document delivered pursuant hereto or thereto; (ii) any breach or nonfulfillment of any agreement or covenant of Seller under the terms of this Agreement or any Seller Ancillary Agreement; (iii) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and (iv) the Retained Liabilities. Seller shall have no liability to Buyer under clause (i) of this Section 7.2(a) until, and only to the extent that, Buyer's aggregate Losses exceed $2,000,000, and the maximum liability of Seller under clause (i) of this Section 7.2(a) shall be an amount equal to $20,000,000.

                  (b) Subject to Section 7.1 and the Local Marketing Agreement, from and after the Effective Time, Operating shall defend, indemnify and hold harmless Seller, its Affiliates and their respective employees, officers, directors, shareholders and agents (collectively, the "Seller Indemnified Parties") from and against any and all Losses incurred by such Seller

Indemnified Party arising out of or resulting from (i) Buyer's breach of any of its representations or warranties contained in this Agreement, any Buyer Ancillary Agreement or in any other certificate or document delivered pursuant hereto or thereto; (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under the terms of this Agreement or any Buyer Ancillary Agreement; and (iii) the Assumed Obligations. Operating shall have no liability to Seller under clause (i) of this Section 7.2(b) until, and only to the extent that, Seller's aggregate Losses exceed $2,000,000, and the maximum liability of Operating under clause (i) of this Section 7.2(b) shall be an amount equal to $20,000,000.

                  7.3 Procedures. The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a "Claim"), but a failure to give or a delay in giving such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced. The obligations and liabilities of the parties with respect to any Claim shall be subject to the following additional terms and conditions:

                  (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                  (c) Anything herein to the contrary notwithstanding (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim,
(ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment, unless (x) the indemnifying party pays all amounts in full and (y) such judgment, settlement or compromise includes the giving by the claimant to the indemnified party of a release from all liability in respect of such Claim, and
(iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

7.4 Sole Remedy. After the Closing, the right to indemnification under this
Article VII shall be the exclusive remedy of any party in connection with any breach or default by another party under this Agreement, any Buyer Ancillary Agreement or any Seller Ancillary Agreement, except that any action for fraud in the inducement shall not be subject to the dollar threshold and caps set forth in Sections 7.2(a) and 7.2(b). Neither party shall have any liability to the other party under any circumstances for special, consequential, punitive or exemplary damages, unless such special, consequential, punitive or exemplary damages are included in any Governmental Order entered against the indemnified party arising out of a claim by a third party against the indemnified party for which the indemnified party may seek indemnification pursuant to this Article VII.

                                   ARTICLE VIII
                               TERMINATION RIGHTS

                  8.1 Termination.

                  (a) This Agreement may be terminated prior to Closing by either Buyer or Seller upon written notice to the other following the occurrence of any of the following:

                      (i) if the other party is in material breach or default of this Agreement or does not perform in all material respects the obligations to be performed by it under this Agreement on the Closing Date such that the conditions set forth in Sections 5.1(a) and 5.2(a), as applicable, would not be satisfied and such breach or default has not been waived by the party giving such termination notice;

                      (ii) if there shall be any Law that prohibits consummation of the sale of the Stations or if a Governmental Authority of competent jurisdiction shall have issued a final, nonappealable Government Order enjoining or otherwise prohibiting consummation of the sale of the Stations;

                      (iii) if the FCC denies the FCC Application;

                      (iv) if the Closing has not occurred by June 30, 2006 (the "Upset Date");

                      (v) as provided by Section 1.5 (Purchase Price) or Section
           4.9 (Environmental); or

                      (vi) if the Local Marketing Agreement has been terminated, other than as a result of a breach or default thereunder by the party seeking to terminate this Agreement.

                  (b) This Agreement may be terminated prior to Closing by mutual written consent of Buyer and Seller.

                  (c) If either party believes the other to be in breach or default of this Agreement, the non-defaulting party shall, prior to exercising its right to terminate under Section 8.1(a)(i), provide the defaulting party with notice specifying in reasonable detail the nature of such breach or default. Except for a failure to pay the Purchase Price, the defaulting party shall have twenty (20) days from receipt of such notice to cure such default; provided, however, that if the breach or default is incapable of cure within such 20-day period, the cure period shall be extended as long as the defaulting party is diligently and in good faith attempting to effectuate a cure. Nothing in this Section 8.1(c) shall be interpreted to extend the Upset Date.

                  (d) If this Agreement is terminated under the provisions of this Article VIII for any reason other than by Seller pursuant to Section 8.1(a) due to Buyer's material default or breach of this Agreement, then the Letter of Credit shall be returned to Buyer by the Escrow Agent and Seller shall cooperate with Buyer in causing the Escrow Agent to deliver the Letter of Credit to Buyer.

                  (e) If this Agreement is terminated by Seller pursuant to
Section 8.1(a) due to Buyer's material default or breach of this Agreement, then Seller shall be entitled to the Letter of Credit Proceeds as liquidated damages. Seller shall, in addition, be entitled to prompt payment from Buyer of the reasonable attorney's fees actually incurred by Seller in enforcing its rights under this Agreement. The parties understand and agree that the amount of liquidated damages represents Seller's and Buyer's reasonable estimate of actual damages and does not constitute a penalty. Notwithstanding any other provision of this Agreement to the contrary, in the event that Seller terminates this Agreement pursuant to Section 8.1(a), the payment the Letter of Credit Proceeds, together with any attorney's fees, pursuant to this Section 8.1(e), shall be Seller's sole and exclusive remedy for damages of any nature or kind that Seller may suffer as a result of Buyer's breach or default under this Agreement.

                  8.2 Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement (other than Sections 4.3(c) and (d), this Article VIII and Sections 11.1, 11.2, 11.3, 11.4, 11.5,
11.7 and 11.8, which shall remain in full force and effect) shall forthwith become null and void, and no party hereto (nor any of their respective Affiliates, directors, officers or employees) shall have any liability or further obligation, except as provided in this Article VIII; provided, however, that nothing in this Section 8.2 shall (subject to the limitations in Section 8.1(e)) relieve any party from liability for any breach of this Agreement prior to termination. A termination of this Agreement shall not terminate the Local Marketing Agreement nor affect the parties rights and obligations thereunder.

                                    ARTICLE IX
                                   TAX MATTERS

                  9.1 Bulk Sales. Buyer hereby, subject to the indemnification obligation of Seller in Section 7.2(a)(iii), waives compliance with the provisions of any applicable bulk sales law.

                  9.2 Transfer Taxes. All Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement shall be paid one half by Seller and one half by Buyer. The party that has the primary responsibility under applicable Law for the payment of any particular Transfer Tax shall prepare and file the relevant Tax Return and notify the other party in writing of the Transfer Taxes shown on such Tax Return. The other party shall pay the first party an amount equal to one-half of such Transfer Taxes in immediately available funds no later than the date that is the later of (i) five
(5) Business Days after the date of such notice or (ii) two (2) Business Days prior to the due date for such Transfer Taxes. The first party shall promptly remit the Transfer Taxes to the proper Governmental Authority.

                                    ARTICLE X
                              SPECIFIC PERFORMANCE

                  10.1 Specific Performance. In addition to any other remedies that Buyer may have at Law or in equity, Seller hereby acknowledges that the Station Assets are unique, and that the harm to Buyer resulting from a breach by Seller of its obligations to sell the Station Assets to Buyer cannot be adequately compensated by damages. Accordingly, Seller agrees that Buyer shall have the right to have this Agreement specifically performed by Seller and hereby agrees not to assert any objections to the imposition of the equitable remedy of specific performance by any court of competent jurisdiction.

                                    ARTICLE XI
                                OTHER PROVISIONS

                  11.1 Expenses. Except as otherwise provided herein or in the Local Marketing Agreement, each party shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.
11.2 Benefit and Assignment.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign its rights under this Agreement without the other party's prior written consent, which consent may not be unreasonably withheld or delayed; provided that Seller may, at its option, assign this Agreement (in whole or part) and assign and transfer the Station Assets (in whole or part) to a trustee to hold and operate pursuant to a trust agreement, provided (i) such trustee assumes Seller's duties and obligations hereunder, (ii) such assignment shall not relieve Seller of its duties hereunder and (iii) Seller shall guarantee each of the duties and obligations of such assignee.

                  (b) Notwithstanding anything above to the contrary, either Buyer or Seller may, without the other party's consent, (i) assign any or all of its rights and obligations under this Agreement to an Affiliate, provided that such assignment does delay the receipt of the FCC Consent or the Closing and the assigning party is not relieved of liability under this Agreement, or (ii) assign any or all of its rights but not its obligations under this Agreement to any "qualified intermediary" as defined in Treas. Reg. Sec. 1.1031(k)1(g)(4) or to any exchange accommodation titleholder as described in Revenue Procedure 2000-37 ("EAT") (but any such assignment shall not relieve a party of its obligations under this Agreement), provided that such assignment does not delay the Closing. If Buyer or Seller gives notice of an assignment pursuant to this
Section 11.2(b), the other party shall cooperate with all reasonable requests of Buyer or Seller, as the case may be, and the qualified intermediary or EAT in arranging and effecting the deferred like-kind exchange as one which qualifies under Section 1031 of the Code. Without limiting the generality of the foregoing, Buyer or Seller, as the case may be, shall provide the other party with a written acknowledgement of such notice prior to Closing, Buyer shall pay the Purchase Price (or such portion thereof as is designated in writing by the qualified intermediary) to or on behalf of the qualified intermediary at Closing and Seller shall convey the Station Assets (or such portion thereof as is designated in writing by the qualified intermediary) to or on behalf of the qualified intermediary at Closing.

                  11.3 No Third Party Beneficiaries. Except as set forth in
Section 7.2(a) and 7.2(b), nothing herein, express or implied, shall be construed to confer upon or give to any other Person other than the parties hereto or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  11.4 Entire Agreement; Waiver; Amendment. This Agreement, the Confidentiality Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements and the exhibits and schedules hereto and thereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof, except as otherwise expressly provided herein. Any matter that is disclosed in a schedule hereto in such a way as to make its relevance to the information called for by another schedule readily apparent shall be deemed to have been included in such other schedule, notwithstanding the omission of an appropriate cross reference. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of Buyer or Seller in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

                  11.5 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

                  11.6 Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next Business Day.

                  11.7 Governing Law; Waiver of Jury Trial. The construction and performance of this Agreement shall be governed by the law of the State of New York without regard to its principles of conflict of law. The exclusive forum for the resolution of any disputes arising hereunder shall be the federal or state courts located in New York County, New York, and each party irrevocably waives the reference of an inconvenient forum to the maintenance of any such action or proceeding. BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. Buyer and Seller hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

                  11.8 Construction. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

                  11.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

                  If to Seller:

                           Infinity Radio Inc.
                           1515 Broadway, 46th Floor
                           New York, NY  10036
                           Attention:  Jacques Tortoroli
                           Facsimile:  (212) 846-3999

                  With a copy, which shall not constitute notice, to:

                           Viacom Inc.
                           1515 Broadway
                           New York, NY  10036
                           Attention:  General Counsel
                           Facsimile:  (212) 258-6099

                           and

                           Leventhal Senter & Lerman PLLC 2000 K Street, N.W. Suite 600
                           Washington, DC  20006-1809
                           Attention:  Steven A. Lerman, Esq.
                           Facsimile: (202) 293-7783



                  If to Buyer:

                           NextMedia Operating, Inc.
                           6312 S. Fiddlers Green Circle, Suite 360E
                           Engelwood, CO  80111
                           Attn:  Sean Stover
                           Facsimile:  (303) 694-4658

                  With a copy, which shall not constitute notice, to:

                           Weil, Gotshal & Manges LLP
                           200 Crescent Court, Suite 300
                           Dallas, TX  75201
                           Attention:  John Quattrocchi, Esq.
                           Facsimile:  (214) 746-7777

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile and received prior to 5:00 p.m. in the place of receipt (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

                  11.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Facsimile or other electronically delivered copies of signature pages to this Agreement, any Buyer Ancillary Agreement, any Seller Ancillary Agreement or any other document or instrument delivered pursuant to this Agreement shall be treated as between the parties as original signatures for all purposes.

                                   ARTICLE XII
                                   DEFINITIONS

                  12.1 Defined Terms. Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Accounting Firm" means (a) an independent certified public accounting firm in the United States of national recognition (other than a firm that then serves as the independent auditor for Seller, Buyer or any of their respective Affiliates) mutually acceptable to Seller and Buyer or (b) if Seller and Buyer are unable to agree upon such a firm, then the regular independent auditors for Seller and Buyer shall mutually agree upon a third independent certified public accounting firm, in which event, "Accounting Firm" shall mean such third firm.

                  "Accrued Vacation" shall have the meaning set forth in Section 4.7(d).

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Additional Financial Statements" shall have the meaning set forth in Section 4.11.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

                  "Agreement" shall mean this Asset Purchase Agreement, including the exhibits and schedules hereto.

                  "Assumed Obligations" shall have the meaning set forth in
Section 1.3.

                  "Auditor" shall have the meaning set forth in Section 4.11.

                  "Business Day," whether or not capitalized, shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

                  "Buyer" shall have the meaning set forth in the Preamble to this Agreement.77

                  "Buyer Ancillary Agreements" shall have the meaning set forth in Section 2.2(a).

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.2(a).

                  "Claim" shall have the meaning set forth in Section 7.3.

                  "Closing" shall have the meaning set forth in Section 1.6.

                  "Closing Date" shall have the meaning set forth in Section
1.6.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Communications Act" shall have the meaning set forth in
Section 2.6.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 4.3(c).

                  "Control" means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled" and "Controlling" shall have a correlative meaning.

                  "Damaged Asset" shall have the meaning set forth in Section
4.4.

                  "EAT" shall have the meaning set forth in Section 11.2.

                  "Effective Time" shall have the meaning set forth in Section 1.6.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 3.14(d).

                  "Employment Commencement Date" shall have the meaning set forth in Section 4.7(a).

                  "Environmental Condition" shall have the meaning set forth in
Section 4.9.

                  "Environmental Costs and Liabilities" shall have the meaning set forth in Section 3.13.

                  "Environmental Laws" shall have the meaning set forth in
Section 3.13.

                  "ERISA" shall have the meaning set forth in Section 3.14(d).

                  "Escrow Agent" shall have the meaning set forth in Section 1.5(b).

                  "Estoppel Certificates" shall have the meaning set forth in
Section 4.5.

                  "Excluded Assets" shall have the meaning set forth in Section 1.2.

                  "FCC" shall have the meaning set forth in the Recitals to this Agreement.

                  "FCC Application" shall mean the application or applications that Seller and Buyer must file with the FCC requesting its consent to the assignment of the FCC Licenses.

                  "FCC Consent" shall mean the initial action by the FCC granting the FCC Application.

                  "FCC Licenses" shall have the meaning set forth in Section 1.1(a).

                  "Final Order" means an action by the FCC (i) that has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended, (ii) with respect to which no request for stay, motion or petition for rehearing, reconsideration or review, or application or request for review or notice of appeal or sua sponte review by the FCC is pending, and (iii) as to which the time for filing any such request, motion, petition, application, appeal or notice, and for the entry of orders staying, reconsidering or reviewing on the FCC's own motion has expired.

                  "FIRPTA" means a statement from the Seller that satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2).

                  "GAAP" means United States generally accepted accounting principles as in effect as of the date hereof, consistently applied.

                  "Governmental Authority" means any federal, state or local or any foreign government, legislature, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Group Contracts" means contracts that contemplate the provision of the products and services to or by another station or business of the Seller or any of its Affiliates other than or in addition to the Stations.

                  "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intangible Property" shall have the meaning set forth in
Section 1.1(d).

                  "Law" means any United States (federal, state, local) or foreign statute, law, ordinance, regulation, rule, code, order, judgment, injunction or decree.

                  "LC Issuance Notice" shall have the meaning set forth in
Section 1.5(b).

                  "Letter of Credit" shall have the meaning set forth in Section 1.5(b).

                  "Letter of Credit Proceeds" shall have the meaning set forth in Section 1.5(b).

                  "Licensing" has the meaning set forth in Preamble to this Agreement.

                  "Liens" shall have the meaning set forth in Section 1.1.

                  "Local Marketing Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                  "Losses" shall have the meaning set forth in Section 7.2(a).

                  "Notice of Disagreement" shall have the meaning set forth in
Section 1.7(g).

                  "Operating" has the meaning set forth in the Preamble to this Agreement.

                  "Owned Real Property" shall have the meaning set forth in
Section 3.12.

                  "Permitted Liens" means, as to any property or asset or as to the Stations, (a) Liens for Taxes, assessments and other governmental charges not yet due and payable for which Buyer receives a credit under Section 1.7 for the period prior to Closing; (b) zoning laws and ordinances and similar Laws that are not violated by any existing improvement or that do not prohibit the use of the Real Property as currently used in the operation of the Stations; (c) any right reserved to any Governmental Authority to regulate the affected property (including restrictions stated in the permits); (d) in the case of any leased asset, (i) the rights of any lessor under the applicable lease agreement or any Lien granted by any lessor and (ii) the rights of the grantor of any easement or any Lien granted by such grantor on such easement property that is not subordinate to the grant of easement; (e) easements, rights of way, restrictive covenants and other encumbrances, encroachments or other similar matters affecting title that do not materially adversely affect title to the property subject thereto or impair the continued use of the property in the ordinary course of business of the Stations; and (f) to the extent that Buyer fails to obtain a survey for the Owned Real Property, any state of facts an accurate survey would show, provided same does not render title unmarketable or prevent the Owned Real Property from being utilized in substantially the same manner currently used.

                  "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Prorated Assumed Obligations" shall have the meaning set forth in Section 1.7(a).

                  "Prorated Station Assets" shall have the meaning set forth in
Section 1.7(a).

                  "Purchase Price" shall have the meaning set forth in Section 1.5(a).

                  "Real Property" shall have the meaning set forth in Section 1.1(f).

                  "Real Property Leases" shall have the meaning set forth in
Section 3.12.

                  "Reference Financial Statements" shall have the meaning set forth in Section 3.6.

                  "Retained Liabilities" shall have the meaning set forth in
Section 1.4.

                  "Seller" shall have the meaning set forth in the Preamble to this Agreement.

                  "Seller Ancillary Agreements" shall have the meaning set forth in Section 3.2.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 7.2(b).

                  "Seller Material Adverse Effect" means a material adverse effect on: (a) the ability of Seller to perform its obligations under this Agreement or any Seller Ancillary Agreement or (b) the financial condition, assets or results of operations of Station Assets, taken as a whole; provided, however, that Seller Material Adverse Effect shall not include any material adverse effect primarily attributable to (i) any change or development generally applicable to the radio broadcast industry (including legislative or regulatory matters), (ii) general economic conditions, including any downturn caused by terrorist activity or earthquake, or (iii) any public announcement of the transactions contemplated by this Agreement.

                  "Settlement Statement" shall have the meaning set forth in
Section 1.7(e).

                  "Station" or "Stations" shall have the meaning set forth in the Recitals to this Agreement.

                  "Station Assets" shall have the meaning set forth in Section 1.1.

                  "Station Contracts" shall have the meaning set forth in
Section 1.1(c).

                  "Station Employees" shall have the meaning set forth in
Section 3.14(a).

                  "Tangible Personal Property" shall have the meaning set forth in Section 1.1(b).

                  "Tax" or "Taxes" means all federal, state, local or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangible or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

                  "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  "To Buyer's knowledge" or any variant thereof shall mean to the actual knowledge, after due inquiry, of Sean Stover and Steven Dinetz.

                  "To Seller's knowledge" or any variant thereof shall mean to the actual knowledge of Lisa Decker and the actual knowledge, after due inquiry, of Scott Mason and Jacques Tortoroli.

                  "Tradeout Agreement" means, as to a Station, any contract, agreement or commitment, oral or written, pursuant to which Seller has agreed to sell or trade commercial air time or commercial production services of such Station in consideration for any property or service in lieu of or in addition to cash.

                  "Transferred Employees" shall have the meaning set forth in
Section 4.7(a).

                  "Transfer Taxes" means all excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer and similar Taxes, levies, charges and fees.

                  "Upset Date" shall have the meaning set forth in Section 8.1(a)(iv).

                  12.2 Terms Generally. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms apply to females; feminine terms apply to males. The term "include," "includes" or "including" is by way of example and not limitation.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                               INFINITY RADIO INC.

                               By: /s/ Jacques Tortoroli
                                   ------------------------------------------
                                   Name: Jacques Tortoroli
                                   Title: Executive Vice President and
                                          Chief Financial Officer



                               NEXTMEDIA OPERATING, INC.

                               By: /s/ Sean Stover
                                   ------------------------------------------
                                   Name: Sean Stover
                                   Title: Senior Vice President and
                                          Chief Financial Officer



                               NM LICENSING LLC

                               By: /s/ Sean Stover
                                   ------------------------------------------
                                   Name: Sean Stover
                                   Title: Vice President














          SIGNATURE PAGE TO KEZR(FM)/KBAY(FM) ASSET PURCHASE AGREEMENT

                                LIST OF SCHEDULES
                                -----------------


Schedule 1.1(a) - FCC Licenses

Schedule 1.1(b) - Tangible Personal Property

Schedule 1.1(c) - Station Contracts

Schedule 1.1(d) - Intangible Property

Schedule 1.1(f) - Real Property

Schedule 1.2(j) - Excluded Marks

Schedule 1.2(s) - Excluded Contracts

Schedule 2.4 - Buyer Noncontravention

Schedule 3.4 - Seller Noncontravention

Schedule 3.5 - Litigation

Schedule 3.6 - Financial Statements

Schedule 3.8 - FCC Licenses

         Schedule 3.8(a) - Conditions on FCC Licenses

         Schedule 3.8(b) - Pending FCC Applications

         Schedule 3.8(c) - Compliance with Communications Act and FCC Licenses

         Schedule 3.8(d) - Pending Petitions, Complaints, Etc.

Schedule 3.14 -Employee Information

         Schedule 3.14(a)

         Schedule 3.14(b)

         Schedule 3.14(d)

Schedule 4.7 - Employee Matters

Schedule 4.8 -Title Insurance; Surveys

Schedule 5.1(e) - Required Consents